UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Mitcham Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT NO. 4 TO
PROXY STATEMENT
FOR VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 27, 2020

YOUR VOTE IS IMPORTANT. Please vote by using the telephone or Internet voting options described in your PROXY CARD or, if the Proxy Statement and a proxy card were mailed to you, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE.

On May 29, 2020, Mitcham Industries, Inc., a Texas corporation (“we”, or the “Company”), filed with the Securities and Exchange Commission its Definitive Proxy Statement (the “Original Proxy Statement”) relating to the 2020 Virtual Annual Meeting of Shareholders of the Company to be held on July 27, 2020. The Company filed supplements to the Original Proxy Statement on June 4, 2020, June 10, 2020 and July 10, 2020 (together with the Original Proxy Statement, the “Proxy Statement”).

We are providing this Supplement No. 4 to the Proxy Statement (this “Supplement No. 4”) to provide our shareholders with a reminder of the importance of voting.

On July 17, 2020, the Company distributed the following letter to certain beneficial owners of the Company’s Series A Preferred Stock in connection with the solicitation of proxies with respect to the proposals set forth in the Company’s Proxy Statement.

Except as described above, this Supplement No. 4 to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This Supplement No. 4 should be read together with the Proxy Statement. If any shareholder would like to change a previously-voted proxy vote, the shareholder may revoke his or her proxy at any time before 11:59 p.m. Eastern Time on July 24, 2020 by submitting a later dated proxy card by mail, by revising his or her proxy vote over the internet (www.viewproxy.com/MitchamIndustries/2020) or by attending Mitcham Industries, Inc. 2020 Virtual Annual Meeting.

July 17, 2020

Dear Shareholder,

You recently received proxy materials in connection with the Annual Meeting of Shareholders of Mitcham Industries, Inc. to be held on July 27th, 2020. According to our records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Mitcham Industries is asking stockholders to vote on the following ballot items:

1. Elect the six nominees to serve on our Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified;
2. Approve the reincorporation of the Company from the State of Texas to the State of Delaware;
3. Approve, on an advisory basis, Named Executive Officer compensation;
4. Ratify the selection by the Audit Committee of our Board of Directors of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021;
5. Approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and

For the proposal approving the reincorporation of the company from the State of Texas to the State of Delaware, an affirmative vote of a supermajority of preferred outstanding shares (66%) is required for adoption. Therefore, if you do not respond or fail to instruct your bank, broker or other nominee with respect to the above proposals, it may have the same effect as a vote “AGAINST” the proposal.

You should refer to the proxy materials previously mailed to you for additional information on this matter.

The Board of Directors unanimously recommends a vote “FOR” the proposals referenced above.

Please vote your shares now so that your vote can be counted without delay. Voting is easy and convenient. Please refer to the enclosed voting instruction form for further details on how to vote either electronically or by mail.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent, Alliance Advisors Toll-Free at 833-782-7190.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

IF YOU HAVE RECENTLY MAILED YOUR VOTE INSTRUCTION FORM OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.